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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 29549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): APRIL 29, 2003
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                         COMMISSION FILE NUMBER: 1-10643

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                         HALLWOOD REALTY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

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                 DELAWARE                               75-2313955
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)              Identification Number)



                  3710 RAWLINS
                   SUITE 1500
                  DALLAS, TEXAS                            75219-4298
    (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (214) 528-5588



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                         HALLWOOD REALTY PARTNERS, L.P.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 29, 2003, the Board of Directors of Hallwood Realty, L.L.C., the general partner of the registrant, deferred the Distribution Date under the registrant's Unit Purchase Rights Agreement (the "Rights Agreement") until the close of business on the tenth day after the date of the filing of a Tender Offer Statement on Schedule TO formally commencing the tender offer for any and all of the partnership units of the registrant by High River Limited Partnership ("High River"), an affiliate of Carl C. Icahn. High River previously announced its intention to initiate the tender offer. This action of the general partner of the registrant does not foreclose its ability to, or indicate any intention not to, further defer the Distribution Date, in its sole discretion, and does not alter or affect the provisions of the Rights Agreement with respect to any Distribution Date that may occur upon the tenth day after the Unit Acquisition Date (as defined in the Rights Agreement) or the provisions of the Rights Agreement with respect to any tender or exchange offer other than the tender offer by High River.



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                         HALLWOOD REALTY PARTNERS, L.P.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HALLWOOD REALTY PARTNERS, L.P.


                            By:  HALLWOOD REALTY, LLC
                                 General Partner


Date: May 1, 2003           By:  /s/  JEFFREY D. GENT
                                 ---------------------------------------------
                                 Jeffrey D. Gent
                                 Vice President - Finance
                                 (Principal Financial and Accounting Officer)
                                 Accounting Officer)



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